                                                                 Exhibit 11.2

                     Computation of Per Share Earnings

          For the Nine Month Periods Ended September 30, 1996 and 1995

                                                              1996          1995
                                                              ----          ----

PRIMARY NET INCOME PER SHARE

Average shares outstanding                                 7,421,174     5,158,608

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                          390,404            --
                                                          ----------     ---------
Total                                                      7,811,578     5,158,608
                                                          ----------     ---------
Net income                                                $1,159,752      $545,206
                                                          ==========     =========
Primary net income per share                                   $0.15         $0.11
                                                          ==========     =========

FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding                                 7,421,174     5,158,608

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using ending market price                           390,404            --
                                                          ----------     ---------
Total                                                      7,811,578     5,158,608
                                                          ----------     ---------
Net income                                                $1,159,752      $545,206
                                                          ==========     =========
Fully diluted net income per share                             $0.15         $0.11
                                                          ==========     =========

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